                                   EXHIBIT 11

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS


                                                              THREE MONTHS ENDED        SIX MONTHS ENDED
                                                             -------------------       -----------------
                                                                June 30          June30         June 30         June 30
                                                                 2000             2001           2000             2001
                                                           ------------------ -------------- -------------- -----------------
SHARES OF COMMON STOCK OUTSTANDING
    FOR THE ENTIRE PERIOD-BASIC                                13,504,336        16,583,007     13,493,723       16,546,190

ISSUANCE OF 6,200 AND 27,000 SHARES OF COMMON
      STOCK UPON EXERCISE OF OPTIONS IN 2000 AND 2001                  -                 -           5,246           20,718

ISSUANCE OF 22,243 AND 24,283 SHARES OF COMMON
      STOCK TO THE COMPANY'S DEFINED CONTRIBUTION
      PLAN IN 2000 AND 2001                                        16,458            10,492         12,351           13,844

REPURCHASE OF 11,000 SHARES OF COMMON STOCK
    UNDER BUYBACK PROGRAM IN 2000                                    (242)             -              (121)              -


ISSUANCE OF 3,888,788 SHARES OF COMMON STOCK
    FOR THE KRON AND BAYTV ACQUISITION                            213,670              -           106,835               -

ISSUANCE OF 3,000,000 SHARES OF COMMON STOCK                           -            296,703            -            149,171
                                                           ------------------ -------------- -------------- -----------------
WEIGHTED AVERAGE SHARES OF COMMON
       STOCK OUTSTANDING-BASIC                                 13,734,222        16,890,202     13,618,034       16,729,923

DILUTED EFFECT OF 2,281,403 OPTIONS IN 2000
      EXPECTED TO BE EXERCISED UNDER THE
      TREASURY STOCK METHOD USING THE WEIGHED
      AVERAGE MARKET PRICE OF THE COMPANY'S
      SHARES OF COMMON STOCK                                      887,240                -       1,139,939              -
                                                           ------------------ -------------- -------------- -----------------

TOTAL DILUTED WEIGHTED AVERAGE SHARES OF
     COMMON STOCK FOR THE PERIOD                               14,621,462        16,890,202     14,757,973       16,729,923
                                                           ================== ============== ============== =================

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                          $734,366       $(3,777,771)   $10,619,493     $(23,562,923)
                                                           ================== ============== ============== =================

NET INCOME (LOSS)                                                $734,366       $(3,777,771)   $10,619,493     $(35,999,473)
                                                           ================== ============== ============== =================

NET INCOME (LOSS) PER COMMON SHARE:

     BASIC
        INCOME (LOSS) PER COMMON SHARE BEFORE
           EXTRAORDINARY ITEM                                       $0.05            $(0.22)         $0.78           $(1.41)
                                                           ================== ============== ============== =================
       NET INCOME (LOSS)                                            $0.05            $(0.22)         $0.72           $(1.41)
                                                           ================== ============== ============== =================
     DILUTED
        INCOME (LOSS) PER COMMON SHARE BEFORE
           EXTRAORDINARY ITEM                                       $0.05            $(0.22)         $0.78           $(2.15)
                                                           ================== ============== ============== =================
        NET INCOME (LOSS)                                           $0.05            $(0.22)         $0.72           $(2.15)
                                                           ================== ============== ============== =================